UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2025

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10167
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

BNP Funding Facility and Contribution Agreement

On September 23, 2025, Ares Core Infrastructure Fund (the “Fund”) entered into a Revolving Credit and Security Agreement (the “BNP Funding Facility”) with ACI Liquid Aggregator SPV, LLC, a wholly owned subsidiary of the Fund, as borrower (the “Borrower”), the Fund, as equityholder and servicer, the lenders from time to time party thereto, BNP Paribas, as administrative agent, and U.S. Bank Trust Company, National Association, as collateral agent, that (i) provides a facility amount of $200 million and (ii) has a reinvestment period ending on September 23, 2027 and a final maturity date of March 23, 2028. In addition, on September 23, 2025, the Fund, as transferor, and the Borrower, as transferee, entered into a Contribution Agreement (the “Contribution Agreement” and, together with the BNP Funding Facility, the “Borrower Agreements”), pursuant to which the Fund will transfer to the Borrower certain originated or acquired loans and related assets (collectively, the “Loans”) from time to time.

The obligations of the Borrower under the BNP Funding Facility are secured by substantially all assets held by the Borrower, including the Loans. The interest rate charged on the BNP Funding Facility is based on Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 1.25%. In addition, the Borrower is required to pay, among other fees, a commitment fee of up to 0.50% per annum on any excess unused portion of the BNP Funding Facility and, subject to certain exceptions, a one-time facility reduction fee if the BNP Funding Facility is terminated or there are certain reductions in commitments under the BNP Funding Facility, which facility reduction fee would be equal to the cumulative amount of the commitment fee that would have otherwise been payable from the date of any such termination or reduction through the end of the reinvestment period. Under the BNP Funding Facility, the Fund and the Borrower, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The BNP Funding Facility includes usual and customary events of default for facilities of this nature.

Proceeds from the BNP Funding Facility must be used to acquire collateral loans during the reinvestment period, fund revolving collateral loans, pay certain fees and expenses and make permitted distributions.

Borrowings under the BNP Funding Facility are subject to the Borrower Agreements’ various covenants.

The descriptions above are only a summary of the material provisions of the BNP Funding Facility and the Contribution Agreement, and are qualified in their entirety by reference to a copy of (i) the BNP Funding Facility and (ii) the Contribution Agreement, each of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1
Revolving Credit Agreement, dated as of September 23, 2025, among ACI Liquid Aggregator SPV, LLC, as borrower, BNP Paribas, as administrative agent, Ares Core Infrastructure Fund, as servicer and collateral agent and U.S. Bank Trust Company, National Association, as collateral agent.

10.2	Contribution Agreement, dated as of September 23, 2025, among Ares Core Infrastructure Fund, as transferor, and ACI Liquid Aggregator SPV, LLC, as transferee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: September 29, 2025

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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